EXHIBIT 23.2

                      CONSENT OF E. RANDALL GRUBER, CPA, PC



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EXHIBIT 23.2

                           E. RANDALL GRUBER, CPA, PC
                        121 Civic Center Drive, Suit 225
                        Lake Saint Louis, Missouri 63367
                             Telephone: 636-561-5639
                                Fax: 636-561-0735


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Re:      College Partnership, Inc.
         Commission File #0-30323

Dear Mr. Grace:

We have read and agree with the comments in Item 4 of the Form 8-K of College Partnership, Inc. dated August 8, 2006.


/s/ E. Randall Gruber
----------------------------
E. Randall Gruber, CPA, PC
Lake Saint Louis, Missouri
August 29, 2006